EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-121076, No. 333-119700 and No. 333-107304) and Form S-8 (No. 333-116093, No. 333-173175, No. 333-182934 and No. 333-201332) of Travelzoo of our report dated March 8, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 8, 2019